Exhibit 3.7

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

First: The name of the limited liability company is QualSat, LLC

Second: The address of its registered office in the State of Delaware is                                                           2711 Centerville Road, Suite 400       in the City of Wilmington, Zip code 19808. The name of its Registered agent at such address is                                                                  Corporation Service Company

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution:

“The latest date on which the limited liability company is to dissolve is

                                                                              .“)

Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 15th day of August, 2013.

By:	/s/ Michael Hisey
Authorized Person (s)

Name: Michael Hisey

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of Delaware, hereby certifies as follows:

1.	The name of the limited liability company is Qualsat, LLC.
2.

The Registered Office of the limited liability company in the State of Delaware is changed to 1209 Orange Street, in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is The Corporation Trust Company.

By:	/s/ Ann Williams
Name:	Ann Williams
Print or Type

Title:	Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.	The name of the limited liability company is QualSat, LLC
2.

The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400                                                                                                               (street), in the City of Wilmington                                                                                                                        , Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company.

By:	/s/ Jill Cilmi
Authorized Person

Name:	Jill Cilmi
Print or Type